SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2017 (April 6, 2017)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, the Board of Directors (the “Board”) of MoneyOnMobile, Inc. (the “Company”) elected Senator Kay Bailey Hutchison and Mr. Karl Power as a member of the Board in order to fill the vacant position resulting from the resignation of Shashank Joshi and the Board’s resolution to increase the size of the Board to five members.

In connection with Senator Hutchison’s election as a member of the Board, the Company agreed to issue Senator Hutchison a five year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.4699, the closing price of the Company’s common stock on April 5, 2017.

In connection with Mr. Power’s election as a member of the Board, the Company agreed to issue Senator Hutchison a five year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.4699, the closing price of the Company’s common stock on April 5, 2017.

Senator Hutchison’s biographical information:

Kay Bailey Hutchison, age 73, has over 40 years of experience in the public and private sectors. Currently, and from February 2013, Senator Hutchison serves as Senior Counsel in Bracewell LLP's Dallas, Texas office. From 1993 to 2013, she served as a U.S. Senator. She also served as the Ranking Member on the Senate Committee on Commerce, Science and Transportation, as well as the Appropriations Subcommittee for Commerce, Justice and Science. She was the Chairman of the Military Construction Appropriations Subcommittee and served on the Defense Appropriations Subcommittee. Prior to her Senate service, Senator Hutchison was elected Texas State Treasurer in 1990 and to the Texas House of Representatives in 1972. She served in the Texas House until 1976 when she was appointed by President Gerald Ford to serve as Vice-Chairman of the National Transportation Safety Board. In addition to her political career, Senator Hutchison is also a former bank executive, journalist and small business owner. Senator Hutchison holds a Bachelor of Arts degree from the University of Texas at Austin, and a J.D. from the University of Texas School of Law.

Mr. Power’s biographical information:

Karl Power, age 55. Since November 2015, Mr. Power has served as a Director to the Board of Directors of Excel Corp. (OTCQB: EXCC). Since August 2011, Mr. Power has been Chairman and CEO of Active In Home Therapy, a health care services provider. Between 2001 and 2010, Mr. Power served in various management consultant roles to companies in multiple industries, including in the technology hardware industry, airline industry and online education. Mr. Power has a Masters of Business from University College Dublin and a Management Accountant qualification from the Institute of Management Accountants in London.

Item 7.01    Regulation FD Disclosure

On April 10, 2017, the Company issued a press release regarding the appointment of Senator Hutchison and Mr. Power to the Board.  The press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information and exhibits attached hereto in this Section 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued April 10, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: April 12, 2017	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Press Release issued April 10, 2017